Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020-1089

United States

July 31, 2023

ELECTROCORE, INC.

200 Forge Way, Suite 205

Rockaway, NJ 07866

Re: Sale of Common Stock, Pre-Funded Warrants and Warrant Shares, Registered Pursuant to Registration Statement on Form S-3 (File No. 333-262223)

Ladies and Gentlemen:

We have acted as counsel to electroCore, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (as amended and supplemented to date, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement to be filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”), under which the Company is offering (i) 1,062,600 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 613,314 pre-funded warrants to purchase Common Stock at an exercise price equal to $0.001 per share (the “Pre-funded Warrants”) and (iii) 613,314 shares of Common Stock underlying the Pre-funded Warrants (the “Warrant Shares”). The Shares, the Pre-funded Warrants, and the Warrant Shares are being offered and sold pursuant to a securities purchase agreement dated as of July 31, 2023, by and among the Company and the purchasers party thereto (the “Agreement”). The Agreement is being filed with the Commission as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

This opinion is being delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Act at the request of the Company.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Company’s Certificate of Incorporation, as amended, (ii) the Company’s Amended and Restated bylaws, (iii) the Registration Statement, including the prospectus (the “Base Prospectus”) contained therein, (iv) the Prospectus Supplement (the Prospectus Supplement and the Base Prospectus are collectively referred to herein as the “Prospectus”), (v) the Agreement, (vi) corporate proceedings of the Company relating to the Shares, the Pre-funded Warrants and the Warrant Shares, and (vii) such other instruments and documents as we have deemed necessary under the circumstances.

We have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of documents examined by us.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion having due regard for such legal considerations as we deemed relevant, that:

(i) the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Agreement and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

(ii) the Pre-funded Warrants, when the Pre-funded Warrants have been duly executed in accordance with their terms and issued and delivered in accordance with the terms of the Agreement upon payment of the consideration therefor provided therein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii) the Warrant Shares have been duly authorized and, if issued upon exercise of the Pre-funded Warrants against payment therefor in accordance with the terms of the Pre-funded Warrants, would be validly issued, fully paid and nonassessable.

Our opinions are subject to the effect of federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion.

Our opinions are subject to limitations imposed by general principles of equity or public policy upon the enforceability of any of the remedies or covenants, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

We express no opinion as to the laws of any jurisdiction other than the State of New York (excluding local laws), and Delaware corporate law (which includes the Delaware General Corporate Law and applicable provisions of the Delaware constitution, as well as reported judicial options interpreting the same).

We hereby consent to the inclusion of this Exhibit 5.1 opinion as an exhibit to a Report on Form 8-K and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ Dentons US LLP Dentons US LLP

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